Exhibit 4.2.18

SUPPLEMENTAL INDENTURE
Dated as of May 1, 1998
To
Indenture of Mortgage and Deed of Trust
Dated as of May 1, 1921
THE CONNECTICUT LIGHT AND POWER COMPANY
TO
BANKERS TRUST COMPANY, Trustee

Amending First Supplemental Indenture Dated as of May 1, 1998

THE CONNECTICUT LIGHT AND POWER COMPANY
Supplemental Indenture, Dated as of May 1, 1998

TABLE OF CONTENTS

PARTIES
RECITALS


ARTICLE 1 AMENDMENT OF MORTGAGE

SECTION 1.01. Amendment of Section 2.01 of First May 1, 1998 Supplemental Indenture
SECTION 1.02.  Amendment of Schedule A to First May 1, 1998 Supplemental
Indenture

ARTICLE 2 MISCELLANEOUS

SECTION 2.01.  Benefits of Supplemental Indenture.
SECTION 2.02.  Effect of Table of Contents and Headings.
SECTION 2.03.  Counterparts.


TESTIMONIUM
SIGNATURES
ACKNOWLEDGEMENTS

SCHEDULE A - Form of Bond of 1998 Series A; Form of Trustee's Certificate

SUPPLEMENTAL INDENTURE, dated as of the first day of May, 1998, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "CL&P"), and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called the "Trustee").

WHEREAS, CL&P heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty-nine Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932,
July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945,
October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969,
January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March
1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982,
July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988,
June 1, 1989, September 1, 1989 , December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February
1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996,
January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997 and May 1, 1998
(said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,726,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, CL&P executed and delivered a Supplemental Indenture dated as of May 1, 1998 (the "First May 1, 1998 Supplemental Indenture") to provide for the issue of the bonds of 1998 Series A;

WHEREAS, CL&P proposes to execute and deliver this Supplemental Indenture to amend Section 2.01 of, and Schedule A to, the First May 1, 1998 Supplemental Indenture to correct a typographical error appearing in such Section 2.01 of, and Schedule A to, the First May 1, 1998 Supplemental Indenture, all as permitted by Section 14.01(e) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST
WITNESSETH:

ARTICLE 1.
AMENDMENT OF MORTGAGE

SECTION 1.01.  Amendment of Section 2.01 of First May 1, 1998 Supplemental
Indenture.   The Mortgage shall be, and hereby is, amended to correct a typographical error by deleting Section 2.01 of the First May 1, 1998 Supplemental Indenture in its entirety and substituting in lieu thereof the following:

SECTION 2.01. Repayment upon reduction of Aggregate Commitment under the Facility. Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds 81% of the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of CL&P hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

SECTION 1.02. Amendment of Schedule A to the First May 1, 1998 Supplemental Indenture. The Mortgage shall be, and hereby is, amended to correct a typographical error by deleting Schedule A to the First May 1, 1998 Supplemental Indenture in its entirety and substituting in lieu thereof Schedule A appended hereto.

ARTICLE 2.
MISCELLANEOUS

SECTION 2.01. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed to give to any person or corporation other than CL&P, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of CL&P, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage.

SECTION 2.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 2.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by an Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Treasurer, as of the day and year first above written.

THE CONNECTICUT LIGHT AND POWER COMPANY
Attest:

/s/ O. Kay Comendul				By: /s/ John B. Keane
Name:   O. Kay Comendul			Name:   John B. Keane
Title:     Assistant Secretary	Title:     Vice President and Treasurer

(SEAL)
Signed, sealed and delivered in the presence of:

/s/ Tracy A. DeCredico
Tracy A. DeCredico

/s/ Marion Bloomquist
Marion Bloomquist

STATE OF CONNECTICUT)
)	ss: BERLIN
COUNTY OF HARTFORD	)

On this 4th day of May, 1998, before me, Susan L. Cifaldi, the undersigned officer, personally appeared John B. Keane and O. Kay Comendul, who acknowledged themselves to be Vice President and Treasurer and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and Treasurer and such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Treasurer and Assistant Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan L. Cifaldi
Carole J. Kobrzycki, Notary Public
My Commission Expires:   May 31, 1999


BANKERS TRUST COMPANY
Attest:

/s/ Jason C. Theriault			By: /s/ Vincent Chorney
Name:    Jason C. Theriault		Name:    Vincent Chorney
Title:     Assistant Treasurer	Title:      Assistant Vice President

(SEAL)
Signed, sealed and delivered in the presence of:

/s/ David Beane
David Beane

/s/ Sonia Egge
Sonia Egge

STATE OF NEW YORK       )
)	ss: NEW YORK
COUNTY OF NEW YORK   )

On this 4th day of May, 1998, before me, Sharon V. Alston, the undersigned officer, personally appeared Vincent Chorney and Jason C. Theriault, who acknowledged themselves to be an Assistant Vice President and an Assistant Treasurer, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Assistant Vice President and such Assistant Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Assistant Vice President and Assistant Treasurer, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


/s/ Sharon V. Alston
Sharon V. Alston
Notary Public
My Commission Expires:   May 7, 1998


SCHEDULE A
(FORM OF BONDS OF 1998 SERIES A)

THIS BOND IS TRANSFERABLE ONLY AS PROVIDED HEREIN

No.					$

THE CONNECTICUT LIGHT AND POWER COMPANY
Incorporated under the Laws of the State of Connecticut
FIRST AND REFUNDING MORTGAGE BOND, 1998 Series A
PRINCIPAL DUE JUNE 1, 1999

FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company) hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO, or registered assigns, in each case as Pledgee and Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement referred to on the reverse hereof), the
principal sum of             or, if less, 81% of the aggregate Secured
Obligations (as defined in the Security Agreement referred to on the reverse hereof) outstanding on June 1, 1999 or any date before June 1, 1999 on which the principal hereof becomes due and payable. The Company further agrees to pay interest on said sum at the Lease Rate (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Mortgage referred to on the reverse hereof) as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event; provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 11% per annum. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event, specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest hereon shall be due and payable on demand; provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of such Accelerating Event. Interest hereon shall cease to accrue following the discontinuance of the Accelerating Event as evidenced by written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest hereon that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter. The bonds of 1998 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1998 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be, forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

Anything in the Mortgage referred to on the reverse hereof, the supplemental indenture dated as of May 1, 1998 establishing the terms and conditions of bonds of this Series (the "Supplemental Indenture"), the supplemental indenture dated as of May 1, 1998 amending the Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and the Company shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the Secured Obligations (as defined in the Security Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage. The Trustee shall be entitled to rely on written notice from the Collateral Agent, that no Event of Default has occurred and is continuing under such Security Agreement. By its acceptance of this Bond, the Collateral Agent agrees upon request of the Company to provide such notice to the Trustee so long as no Event of Default has occurred and is continuing.

Each installment of interest hereon shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such day shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage, generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its President by his signature or a facsimile thereof and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of                 , 1998.

THE CONNECTICUT LIGHT AND POWER COMPANY


By
     Name:
     Title: President

Attest:



Name:
Title: Secretary


[FORM OF TRUSTEE'S CERTIFICATE]

Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

BANKERS TRUST COMPANY, TRUSTEE


By
     Name:
     Title:  Authorized Officer


[FORM OF BOND]
[REVERSE]
THE CONNECTICUT LIGHT AND POWER COMPANY
FIRST AND REFUNDING MORTGAGE BOND, 1998 Series A

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Seventy-Two Million Nine Hundred Thousand Dollars ($72,900,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage Bonds, 1998 Series A," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and by seventy Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1,
1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936,
December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958,
February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970,
October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978,
September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987,
October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992,
October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January
1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998 and May 1, 1998
(said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage (other than the last sentence of the next paragraph and Section 1.03 of the Supplemental Indenture establishing the terms and conditions of the bonds of this Series) shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturity herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided or if any amounts due under the Credit Agreement or any IT Note Agreement (as such term is defined in the Security Agreement referred to below) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or such IT Note Agreement, as the case may be, to be, forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be.

This bond, together with all other bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to the Lease Agreement, it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 81% of the Secured Obligations (as defined in the Security Agreement hereinbelow referred to) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 81% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Mortgage.

The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent (the "Collateral Agent") under a Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992 between Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust which was created pursuant to a Trust Agreement dated as of January 4, 1982, as amended and restated as of February 11, 1992, among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor, and the Company, Western Massachusetts Electric Company ("WMECO") and The Hartford Electric Light Company (which merged with and into the Company on June 30, 1982), as beneficiaries, and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Security Agreement"). Anything in the Mortgage, the Supplemental Indenture, the supplemental indenture dated as of May 1, 1998 amending the Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds 81% of the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of CL&P hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

The 1998 Series A Bonds shall not be redeemable.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this series, as amended by the supplemental indenture dated as of May 1, 1998 amending the Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this series, as amended by the supplemental indenture dated as of May 1, 1998 amending the Supplemental Indenture.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.